UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT — November 3, 2003

COMMISSION FILE NUMBER 1-6780

RAYONIER INC.

Incorporated in the State of North Carolina

I.R.S. Employer Identification Number l3-2607329

50 North Laura Street, Jacksonville, Florida 32202

(Principal Executive Office)

Telephone Number: (904) 357-9100

RAYONIER INC.

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Item 5. Other Events and Regulation FD Disclosure	1
Signature	3

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

The following is being filed under Item 5 Other Events and Regulation FD Disclosure.

On November 3, 2003 Rayonier Inc. issued the following press release:

Rayonier Declares Special Dividend as Part of REIT Conversion

JACKSONVILLE, Fla., November 3, 2003 – Rayonier (NYSE:RYN) announced today that its Board of Directors has declared a special taxable dividend payable on December 19, 2003, to shareholders of record on November 14, 2003. This dividend is designed to satisfy the requirement that the company pay to shareholders its undistributed taxable earnings and profits of approximately $275 million through year-end 2003 as part of its previously announced intention to convert to a real estate investment trust (REIT) effective January 1, 2004.

For each share owned as of the record date, shareholders will have until December 11, 2003, to elect to receive either 0.187 share of Rayonier common stock or cash based on a conversion price to be established over three consecutive trading days ending December 10. The aggregate amount of cash distributed will be limited to 20 percent of the total value of the special dividend. A private letter ruling received from the IRS indicates that this method of payment is an effective means of distributing earnings and profits to shareholders for purposes of qualifying with REIT regulations.

“We are on track with our scheduled January 1 conversion and believe the tax-efficient REIT structure will provide greater opportunities for growing our company and increasing returns to shareholders,” said Lee Nutter, Chairman, President and CEO. “Also, by receiving the special dividend this year, individual shareholders should realize the benefits of recently enacted legislation lowering tax rates on dividends to a maximum of 15 percent.”

A prospectus and related materials detailing the special dividend and the election process will be mailed to shareholders November 21, 2003.

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Rayonier has more than 2 million acres of timber and land in the U.S. and New Zealand and is the world’s premier supplier of high performance specialty cellulose fibers. Approximately 40 percent of Rayonier’s sales are outside the U.S. to customers in more than 50 countries.

Neither this press release nor any information contained herein constitutes an offer of any securities for sale, and is not a substitute for the prospectus to be delivered to all shareholders of record as soon as practicable after the record date. Shareholders should read the prospectus prior to making their special dividend election. In addition, comments about the company’s expected REIT conversion and the perceived benefits of the conversion are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors, among others, could cause actual results to differ materially from those expressed in the forward-looking statements: the timing of the company’s election to be taxed as a REIT; its ability to satisfy complex rules in order to qualify as a REIT; and implementation or revision of governmental policies and regulations that could reduce the benefits associated with REIT status. For additional factors that could impact future results, please see the company’s most recent Form 10-K/A on file with the Securities and Exchange Commission.

For more information, visit the company’s web site at www.rayonier.com. Complementary copies of Rayonier press releases and other financial documents are also available by mail or fax by calling 1-800-RYN-7611.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ HANS E. VANDEN NOORT

Hans E. Vanden Noort Vice President and Corporate Controller

November 3, 2003

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